PURCHASE AGREEMENT
                                  by and among
                             COMPUTER HORIZONS CORP.
                        COMPUTER HORIZONS (CANADA) CORP.
                                       and
                               ISG CONTRACTS INC.
                                ISG CAREERS INC.
                                       and
                              Vincent Michael Roti

                              Dated July 2, 1998





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     PURCHASE  AGREEMENT dated July __, 1998,  among Computer  Horizons Corp., a
New York corporation ("Parent"), Computer Horizons (Canada) Corp., a corporation formed under the laws of Ontario, Canada and a wholly-owned subsidiary of Parent ("Sub"), ISG Contracts Inc., a corporation formed under the laws of Ontario, Canada ("ISG-Con"), ISG Careers Inc., a corporation formed under the laws of Ontario, Canada ("ISG-Car", and together with ISG-Con, "Sellers"), and Vincent Michael Roti, the sole stockholder of Sellers (the "Stockholder").

     WHEREAS, Sellers are engaged in the business of providing information technology staffing and recruitment services (the "Business");

     WHEREAS, the Stockholder owns all of the issued and outstanding capital stock of Sellers;

     WHEREAS, based upon the representations, covenants, agreements and warranties herein made by Sellers and the Stockholder, Sub wishes to acquire the Business and certain of Sellers' assets and to continue to operate the Business;

     WHEREAS,  based  upon  the  representations,   covenants,   agreements  and
warranties herein made by Sub and Parent, Sellers wish to sell to Sub the Business and such assets, subject to certain of Sellers' liabilities;

     WHEREAS, the Stockholder, as owner of Sellers, will benefit from the above-described sale and purchase;

     WHEREAS, Sellers, the Stockholder, Sub and Parent wish to provide for the above-described sale and purchase.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                SALE AND PURCHASE

     Section 1.1 Assets to be Purchased. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 1.8 hereof) Sellers shall sell, transfer, assign, convey and deliver to Sub, and Sub shall purchase and acquire from Sellers, all of Sellers' right, title and interest in and to Sellers' assets (wherever located, tangible and intangible, real, personal or mixed, whether known or unknown and whether or not carried on the books and records of Sellers) and the Business (and the goodwill associated therewith) as a going concern (the "Assets") (excluding only the assets specified in Section 1.2 hereof), including but not limited to, the following:



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     (a) all of Sellers' rights under all contracts,  agreements,  arrangements, commitments, instruments and understandings ("Contracts") to which either Seller is a party or which relate to the Business, including, without limitation, rights as licensee under software and other intellectual property license agreements; provided, however, that to the extent that an attempted assignment of a Contract without a required consent of the other party to such Contract would constitute a breach thereof, such assignment shall not occur until such time as the consent of such other party to the Contract shall have been obtained; and provided further, that until such time as such consent is obtained, the Seller that is a party to such Contract shall cooperate with Sub in any reasonable arrangement designed to provide Sub the benefits of such Contract and Sub shall cooperate with such Seller in any reasonable arrangement designed to relieve such Seller of its obligations under such Contract;

     (b) all of Sellers' records, files, books, documents and other data relating to the Assets and the Business;

     (c) all of Sellers' copyrights and all of Sellers' rights in the trademarks, service marks, trade names and logos now or previously used by
Sellers in connection with the Business (including registrations and applications for registration of any of them);

     (d) all of Sellers' inventions, computer software, trade secrets and confidential data;

     (e) all of Sellers' rights to the name "Informatics Search Group," "ISG Careers Inc.," and "ISG Contracts Inc." and all names derivative therefrom;

     (f) all of Sellers' leasehold and other interests in all real property leases, and any easements and rights-of-way and any prepaid rent, security deposits and options to renew or purchase in connection therewith;

     (g) good and marketable title to, or Sellers' leasehold or other interests in, all furnishings, furniture, leasehold improvements, supplies, vehicles, spare parts, signs, computers, machinery and equipment (the "Equipment");

     (h) good and marketable title to, or Sellers' leasehold or other interest in, all fixed assets;

     (i) all municipal, provincial, state and federal franchises, permits, licenses and authorizations held or used by Sellers;

     (j) all deposits, deferred and prepaid charges, and similar sums;

     (k) all other tangible assets owned by Sellers wherever located;

     (l) all of Sellers' accounts and fees receivable; and


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     (m) all claims against third parties.

     Section 1.2 Excluded Assets. The following assets (collectively, the "Excluded Assets") shall be retained by Sellers and no interest in them shall be assigned, transferred conveyed or delivered to Sub:

     (a) the minute books and stock ledger of Sellers;

     (b) except as otherwise provided in Section 1.6(b) hereof, all cash and cash equivalents on hand or in banks and debt and equity securities; and

     (c) the assets listed on Schedule 1.2(c) hereto; and.

     (d) tax returns and corporate books of account.

     Section 1.3 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Closing Sub shall assume and agree to pay, perform and discharge all of the following obligations and liabilities of Sellers in connection with the Business (collectively, the "Assumed Liabilities"), except those liabilities which are set forth in Section 1.4 or listed on Schedule 1.4 hereto (the "Excluded Liabilities");

     (a) all operating/trade liabilities of Sellers as of the Interim Balance Sheet Date (as defined in Section 2.7 hereof) to the extent reflected on the Financial Statements (as defined in Section 2.7 hereof);

     (b) all operating/trade liabilities of Sellers arising in the ordinary course of business consistent with past practice after the Interim Balance Sheet Date and reflected on the Closing Statement;

     (c) all liabilities and obligations of Sellers under the Contracts listed as items 1 through 11 on Schedule 2.27 hereto, and Contracts which are entered into after the date hereof in the ordinary course of business or with the written consent of Sub and listed on an amended Schedule 2.27 hereto, which are validly assigned to Sub (the "Assumed Contracts"), other than damages, penalties or other like liabilities or obligations arising from or as a result of a breach of any Assumed Contract by either Seller or the failure of either Seller to satisfy any requirement which it was required to satisfy on or prior to the Closing, and provided further, that with respect to any Assumed Contract that is not consistent in all material respects with the representations and warranties of Sellers and the Stockholder contained herein, Sub shall have no liabilities or obligations thereunder except to the extent of any benefit thereunder provided to Sub; and

     (d) all liabilities and obligations of Sellers to the Accepting Employees (as that term is defined in Section 5.11 hereof) with respect to accrued and unpaid wages, benefits, entitlements, vacation pay, severance and seniority entitlements.


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     Section  1.4  Excluded  Liabilities.  Except as  specifically  provided  in
Section 1.3 and Section 5.6 hereof, Sub shall not assume, and shall not have any liability for, any liabilities or obligations of Sellers, or any liabilities or obligations that arose or may arise out of the operations of the Business prior to the date hereof or out of Sellers' assets or properties, and Sellers shall duly and timely pay, perform and discharge all such liabilities and obligations (the "Excluded Liabilities"). Without limiting the generality of the foregoing, Sub shall not assume, and shall not have any liability for, (a) obligations in respect of borrowed money, (b) obligations of Sellers in respect of any securities (equity or debt) issued by Sellers, (c) any income, franchise, sales, payroll, withholding or other taxes of Sellers, or arising out of the operation of the Business with respect to any period ending on or prior to the Closing Date, (d) any expenses related to the negotiation, preparation, and execution of this Agreement or the consummation of the transactions contemplated hereby, (e) the liabilities and obligations listed on Schedule 1.4 hereto; or (f) the liabilities and obligations of Sellers to the Non-Accepting Employees (as that term is defined in Section 5.11 hereof), including without limitation, those with respect to accrued and unpaid wages, benefits, entitlements, vacation pay, severance and seniority entitlements.

     Section 1.5 Consideration. As the total consideration (the "Consideration") for the Assets to be sold by Sellers to the Sub pursuant hereto:

     (a) At the Closing, Sub shall pay Sellers an aggregate amount equal to U.S.$21.6 million;

     (b) Within 90 days after the end of Parent's fiscal year ending December 31, 1998, Sub shall pay Sellers an aggregate amount (the "First Earn-Out Payment") equal to two (2) times the increase, if any, of the Adjusted Operating Income (as hereinafter defined) for the period commencing July 1, 1998 and ending December 31, 1998 over that for the period commencing on January 1, 1998 and ending on June 30, 1998;

     (c) Within 90 days after the end of Parent's fiscal year ending December 31, 1999, Sub shall pay Sellers an aggregate amount (the "Second Earn-Out Payment") equal to two (2) times the increase, if any, of the Adjusted Operating Income for the fiscal year ending December 31, 1999 over that for the calendar year ending December 31, 1998; and

     (d) Within 90 days after the end of Parent's fiscal year ending December 31, 2000, Sub shall pay Sellers an aggregate amount (the "Third Earn-Out
Payment") equal to (i) two (2) times the increase, if any, of the Adjusted Operating Income for the fiscal year ending December 31, 2000 over that for the fiscal year ending December 31, 1999; and (ii) the sum of the Adjusted Operating Income for the fiscal years ended December 31, 1999 and December 31, 2000 less the Adjusted Operating Income for the calendar year ending December 31, 1998.

     For purposes of this Agreement, the term "Adjusted Operating Income" mean the operating income of the Business determined in accordance with U.S. generally accepted accounting principles ("GAAP") applied, to the extent consistent with GAAP, on a basis consistent with the current accounting practices of Sellers and determined before any interest before any income taxes, before depreciation and amortization, before any management fees payable to

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Parent,  or any other  payments  to or  charges  by Parent or any  associate  of
Parent. The determination of Adjusted Operating Income shall be made in Canadian dollars and translated into U.S. dollars on the same basis as Parent shall use in connection with the consolidation of the Sub's results with those of Parent and its other consolidated subsidiaries for the relevant fiscal period. Adjusted Operating Income shall be determined by the independent accounting firm then acting as auditors for Parent for each relevant fiscal period. Within ninety days of the end of the fiscal period, such firm shall provide a report of its determination of Adjusted Operating Income, accompanied by a reconciliation between such determination and the income of Sub as reported in its financial statements for such period, to both Sellers and Parent.

     If Sellers dispute the determinations made by such firm of Adjusted Operating Income, they shall deliver written notice of such dispute within thirty (30) days of receipt of the determination at issue, setting forth the nature of their dispute and their determination of a proper calculation. Such notice shall be given to Sub and to Parent. Within thirty (30) days after receipt of such a notice of dispute, either Parent or Sub may notify the Sellers in writing that it challenges the calculation in the notice of dispute. Otherwise, Parent and Sub will be conclusively deemed to have accepted such calculation and the Earn-Out payment will be adjusted in accordance with such determination. If Parent or Sub shall give notice that it challenges the calculation proposed by Sellers, the dispute shall be submitted within ten (10) days of such notice to a nationally recognized public accounting firm, other than the auditor, with such firm to act as an arbitrator to determine the correct calculation of Adjusted Operating Income. The costs and expenses incurred in connection with a determination by the arbitrator shall be allocated by the arbitrator in its discretion in proportion to the relative success of the parties to the dispute. Acceptance of payment shall not constitute a waiver by Sellers of any rights hereunder to dispute the related determination of Adjusted Operating Income.

     Until after December 31, 2000 Sub shall deliver to Sellers on a monthly basis, simultaneously with the delivery by Sub to Parent, copies of unaudited, internally prepared statements of the results of operations of Sub and of the Business, as conducted by Sub, for the month then ended, which monthly statements shall be prepared on an accrual basis in accordance with GAAP applied consistently in accordance with Parent's accounting practices for all of its districts. Such monthly statements shall include a calculation of the operating income of the Business for the month in question.

     Sellers and Sub shall jointly prepare, as soon as practicable after the Closing (but in no event later than 60 days after the Closing), a calculation of Adjusted Operating Income for the Business as conducted by Sellers during the period from January 1, 1998 to June 30, 1998. Such calculation shall be treated as a determination and any impasse between Sellers and Sub in connection with the preparation of such calculation shall be subject to the dispute resolution process provided above by notice given by either Sellers or Sub or Parent and otherwise mutatis mutandis. Such determination shall constitute the Adjusted Operating Income for such period for purposes of Section 1.5(b) hereof. Notwithstanding anything to the contrary contained herein, the Adjusted Operating Income for the period from January 1, 1998 to June 30, 1998 shall not give effect to any compensation paid to, or accrued for, the Stockholder, and

                                       5

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shall give  proforma  effect to one half the annual  base  salary and  incentive bonus contemplated by the Employment Agreement (as hereinafter defined).

     All payments pursuant to the Section 1.5 shall be made in U.S. dollars by wire transfer to such account as Sellers may designate, except that one-half of the First Earn-Out Payment and one-half of the Second Earn-Out Payment shall be made by delivery of shares of Parent's Common Stock, $0.10 par value per share ("Parent Common Stock") having an aggregate value equal to one-half of such First Earn-Out Payment or such Second Earn-Out Payment, as the case may be. For purposes of the preceding sentence, the value of a share of Parent Common Stock shall be the average closing sale price for Parent Common Stock on the Nasdaq Stock Market for the 30 trading days ended five days prior to the date the First Earn-Out Payment or the Second Earn-Out Payment, as the case may be, is actually made.

     Parent hereby guarantees the prompt payment of the Consideration payable pursuant to this Section 1.5.

     Section 1.6 Post Closing Adjustment.

     (a) Schedule 1.6 hereto sets forth, as of March 31, 1998 (i) the combined current assets of Sellers (other than Excluded Assets), (ii) the combined current liabilities of Sellers (other than the Excluded Liabilities), and (iii) the positive amount by which (i) exceeds (ii) (the "March Adjusted Net Current Assets"). As soon as practicable following the Closing, Parent and Sub shall prepare and deliver to Sellers a statement (the "Closing Statement") setting forth, as of June 30, 1998, (i) the combined current assets of Sellers (other than Excluded Assets) (ii) the combined current liabilities of Sellers (other than the Excluded Liabilities), and (iii) the positive or negative amount obtained by subtracting (ii) from (i) (the "Closing Adjusted Net Current Assets"). If the March Adjusted Net Current Assets exceeds the Closing Adjusted Net Current Assets, Sellers shall pay to Parent or Sub, as directed by Parent, an amount equal to such excess. If the Closing Adjusted Net Current Assets exceeds the March Adjusted Net Current Assets, Sub shall pay to Sellers an aggregate amount equal to such excess. Any such payment shall be made in U.S. dollars (using as a currency exchange rate the rate published by the Wall Street Journal as of the Closing Date) by wire transfer to such account as Parent or Sellers, as the case may be, may designate.

     (b) The parties hereto intend that the Business be run for the account of Sub from June 30, 1998 through the Closing Date. Without limiting the generality of the foregoing, any funds received by Sellers from and after June 30, 1998 in respect of Sellers' accounts receivable shall be deemed held in trust by Sellers for the benefit of Sub pending the Closing and paid by Sellers to Sub on, or as soon as practicable after, the Closing.

     Section 1.7 Escrow Deposit. At the Closing, an amount equal to U.S. $2.16 million shall be deposited by Sellers with Tory Tory DesLauriers & Binnington, as escrow agent (the "Escrow Agent"), pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") in substantially the form of Exhibit 1.7 hereto.

     Section 1.8 Closing.

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     (a) The closing of the  transactions  contemplated  hereby (the  "Closing")
shall take place at 10:00 a.m. local time at the offices of Tory Tory DesLauriers & Binnington ("Tory"), Suite 3000, Aetna Tower, Toronto, Canada, on the first business day following the fulfillment or waiver of the conditions precedent set forth in Article VI hereof or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The following transactions shall take place at the Closing, all of which shall be deemed to have occurred simultaneously and none of which shall be deemed completed unless and until all of them shall have been completed (or waived in writing by the parties entitled to performance):

     (b) At the Closing, Sellers shall deliver to Sub the following:

          (i) such bills of sale, assignments or other instruments of transfer and assignment, in form and substance reasonably satisfactory to Parent, as are effective to vest in Sub title to the Assets;

          (ii) certificates pursuant to Sections 6.2(a) and 6.2(b) hereof in form and substance reasonably satisfactory to Sub, of (A) the chief executive officer of each Seller, certifying such Seller's certificate and articles of incorporation and by-laws, its valid existence and good standing in Ontario, Canada, the incumbency of officers or others acting in a representative capacity, the due authorization of the transactions contemplated hereby, the accuracy of such Seller's representations and warranties, the due performance and compliance by such Seller of and with all of its covenants and agreements hereunder and satisfaction of the conditions to the Parent's and Sub's obligations hereunder to be satisfied by such Seller and such other matters as Parent shall reasonably request; and (B) the Stockholder certifying the Stockholder's capacity, the accuracy of the Stockholder's representations and warranties, the due performance and compliance by the Stockholder of and with all of its covenants and agreements hereunder and satisfaction of the conditions to Parent's and Seller's obligations hereunder to be satisfied by the Stockholder and such other matters as Parent shall reasonably request.

          (iii)a certificate of the chief executive officer of each Seller pursuant to Section 6.2(f) hereof in form and substance satisfactory to Parent with respect to the absence of any material adverse change;

          (iv) evidence in form and substance satisfactory to Parent of all consents that have been received by such Seller and the Stockholder pursuant to Section 6.1(c) hereof;

          (v) the Employment Agreement, the Stockholder Non-Competition and Confidentiality Agreement, and the Escrow Agreement pursuant to Section 6.2(c) hereof;

          (vi) the opinion of counsel for Sellers and the Stockholder pursuant to Section 6.2(e) hereof;

          (vii) the evidence of payment of taxes pursuant to Section 6.2(h) hereof;

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          (viii) the articles of amendment pursuant to Section 6.2(i) hereof;

          (ix) the landlord consent pursuant to Section 6.2(j) hereof;

          (x) the written undertaking of The  Toronto-Dominion  Bank pursuant to
     Section 6.2 (k) hereof; and

          (xi) such other documents as Sub shall reasonably request to give effect to the transactions contemplated by this Agreement.

          (c) At the Closing, Sub shall deliver to Sellers the following:

               (i) the payment provided for under Section 1.5(a) hereof;

               (ii) instruments, in form and substance reasonably satisfactory to Sellers, pursuant to which Sub shall assume the obligations and liabilities to be assumed by it pursuant to Section 1.3 hereof;

               (iii) certificates pursuant to Sections 6.3(a) and 6.3(b) hereof in form and substance reasonably satisfactory to Sellers, of the chief executive officer and chief financial officer of each of Parent and Sub, certifying its certificate and articles of incorporation and by-laws, its valid existence and good standing, the incumbency of officers or others acting in a representative capacity, the due authorization of the transactions contemplated hereby, the accuracy of Parent's and Sub's representations and warranties, the due performance and compliance by each of Parent and Sub of and with all of its covenants and agreements hereunder and satisfaction of the conditions to the Sellers' and the Stockholder's obligations hereunder to be satisfied by each of Parent and Sub and such other matters as Sellers shall reasonably request;

               (iv) the opinions of Proskauer Rose LLP ("Proskauer") and Tory, counsel to Parent, pursuant to Section 6.3(c) hereof;

               (v) the Employment Agreement and the Escrow Agreement pursuant to
          Section 6.3(d) hereof; and

               (vi) such other documents as Sellers shall reasonably request to give effect to the transactions contemplated by this Agreement.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                               AND THE STOCKHOLDER

     Sellers and the Stockholder, jointly and severally, represent and warrant to Parent and Sub as follows:

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     Section 2.1 Organization.  Each of Sellers is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Neither Seller carries on business in any jurisdiction other than Ontario.

     Section 2.2 Capitalization. The authorized, issued and outstanding capital stock of Sellers is set forth on Schedule 2.2 hereof. The holders of record and each beneficial holder of such outstanding shares, and the number of shares so held, is set forth on Schedule 2.2 hereto. All of such shares are owned free and clear of any and all liens, claims or encumbrances of any nature whatsoever (whether absolute, accrued, contingent or otherwise) ("Liens"). All of the issued and outstanding shares of Sellers Common Stock are validly issued, fully paid and nonassessable. Schedule 2.2 hereto lists the individuals and entities who were at any time holders of record or beneficially of securities issued by Sellers.

     Section 2.3 No Sellers' Subsidiaries; No Affiliates. Sellers have no Subsidiaries and no Affiliates, as hereinafter defined, and have conducted the Business solely through Sellers at all times. All assets, properties and rights relating to Sellers' business are held by, and all agreements, obligations and transactions relating to Sellers' business have been entered into, incurred and conducted by, Sellers rather than any of the Stockholder's Affiliates. As used in this Agreement, (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries. For purposes of this Agreement, the term "Affiliate" means, with respect to any party, an individual or entity controlled by, in control of, or under common control with, such party.

     Section 2.4 Authority Relative to this Agreement. Each of Sellers has the requisite corporate power and authority, and the Stockholder has the capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated on its part hereby have been duly authorized by Sellers' Board of Directors and the Stockholder, and no other corporate proceedings on the part of Sellers are necessary to authorize this Agreement or for Sellers to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers and the Stockholder and constitutes the valid and binding agreement of Sellers and the Stockholder, enforceable against each of them in accordance with its terms.

     Section 2.5 Certificate of Incorporation and By-laws. Each of Sellers has heretofore furnished to Parent a complete and correct copy of its certificate and articles of incorporation and by-laws, as amended to date. Such certificates

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and articles of incorporation and by-laws are in full force and effect.  Neither
Seller is in violation of any of the provisions of its certificate and articles of incorporation or by-laws.

     Section 2.6 Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by Sellers, nor the consummation by Sellers of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the certificate and articles of incorporation, by-laws or other organizational documents of Sellers, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, provincial, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except in connection with or in order to comply with the applicable provisions of the [Bulk Sales Act], (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Sellers pursuant to, any of the terms, conditions or provisions of any Contract to which either of Sellers is a party or by which either of Sellers or any of their respective properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to either of Sellers, or any of their respective properties or assets (each, an "Applicable Law").

     Section 2.7 Financial  Statements.  Each of Sellers has delivered to Parent
(a) the unaudited financial statements for the fiscal year ended January 31, 1998, accompanied by the engagement report of Thomas Y. Ricketts, C.A., Sellers' independent accountant and (b) the unaudited financial statements for the two-month period ended, and as at, March 31, 1998 (the "Interim Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements of Sellers have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), consistently applied throughout the periods indicated. The Financial Statements are set forth on Schedule 2.7 hereto, are true and correct, and fairly present the financial position of Sellers as at the dates thereof and the results of operations and cash flows of Sellers for the periods then ended. Since the Interim Balance Sheet Date there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Sellers. With respect to each of the Financial Statements, there were no adjustments proposed by Thomas Y. Ricketts, C.A. that were not accepted by Sellers and appropriately reflected thereon.

     Section 2.8 Absence of Certain Changes or Events; Contracts. Except as set forth on Schedule 2.8 hereto, since the Interim Balance Sheet Date (i) neither Seller has conducted its business and operations other than in the ordinary course of business and consistent with past practices, or taken any actions of a type prohibited by the provisions of Section 4.1 hereof and (ii) there has not been any fact, event, circumstance or change affecting or relating to Sellers which has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business, assets, liabilities, prospects or properties of either of Sellers, or the ability of either of Sellers to consummate the transactions contemplated by this Agreement ("Seller Material Adverse Effect") provided that such shall not include changes in national or international industry conditions generally. Except as setforth on Schedule 2.8 hereto, the transactions contemplated by this this Agreement will not constitute a change of control under or require the consent from or the giving of notice to any party pursuant to the terms, conditions or provisions of any Contract to which either of Sellers is a party.

     Section 2.9 Litigation. There is no suit, action, proceeding or investigation pending or threatened against or affecting either Seller or the Stockholder. There is no judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against either of Sellers or the Stockholder.

     Section 2.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against on the Financial Statements (including the financial statement notes thereto) or which were incurred after the Interim Balance Sheet Date in the ordinary course of business and consistent with past practice or which were incurred in connection with the transactions contemplated by this Agreement, neither Seller has any liabilities or obligations (whether absolute, accrued, contingent or otherwise).

     Section 2.11 No Default. Neither Seller is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or by-laws, or (ii) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to either of Sellers.

     Section 2.12 Taxes. The Sellers have paid all taxes, levies, assessments and other charges together with all penalties, interest and fines with respect thereto, payable on or before the date hereof to any domestic or foreign government (federal, provincial or municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rulemaking entity having jurisdiction in the relevant circumstances ("Governmental Charges"), and the Sellers have paid all Governmental Charges in relation to the Business and the Assets which are capable of forming or resulting in a lien on the Assets or of becoming a liability or obligation of Sub, other than any such Governmental Charges as are included in the Assumed Liabilities. There are no proceedings pending or made or, to the knowledge of the Sellers, threatened against any Seller in respect of Governmental Charges attributable to the Business or the Assets. The Sellers have withheld from each amount paid or credited to any person, and have collected in connection with amounts paid or payable by any person, the amount of any Governmental Charges required to be withheld therefrom or collected therewith, and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation. Neither Seller is a non-resident of Canada within the meaning of the Income Tax Act (Canada). The Sellers are registered for purpose of the Goods and Services Tax ("GST") legislation in the Excise Tax Act (Canada). Following completion of this Agreement, Sub will have ownership, possession or use of all or substantially all of the property that can reasonably be regarded as being necessary for Sub to be able to carry on the Business. Neither Seller is a registered vendor under the Retail Sales Tax Act or required to pay retail sales tax in connection with the operation of its business.

     Section 2.13 Assets. Except as described in the following sentence, each of Sellers has good, valid and marketable title to, or a valid leasehold interest in, all of the Assets, including, without limitation, all the properties and assets reflected in the balance sheets of Sellers, as of the Interim Balance Sheet Date, included in the Financial Statements (the "Interim Balance Sheets") (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since the Interim Balance Sheet Date). None of the Assets are subject to any Liens, except (i) the Liens listed on Schedule
2.13 hereto; (ii) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Sellers and have been duly reflected on their books and records and, with respect to reserves taken on or prior to the Interim Balance Sheet Date, the Financial Statements of Sellers ("Proper Reserves"); (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance as to which Sellers are not in default; (iv) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business of Sellers; (v) mechanics', workmen's, material men's or other like liens with respect to obligations which are not due or which are being contested in good faith by Sellers and as to which they have taken Proper Reserves; and (vi) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Assets and do not materially impair the operations of either Seller. All of the Equipment is in good operating condition and state of repair, ordinary wear and tear expected. Neither Seller has any assets outside Canada.

     Section 2.14 Intellectual Property.

     (a) Sellers are the sole and exclusive owners of all material patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks and registrations for and applications for registration of trademarks, service marks and copyrights, and are the sole and exclusive owners of, or have an irrevocable, royalty free right to use, all material technology and know-how, trade secrets, rights in computer software and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, in each case used or held for use in connection with the Business (collectively, the "Intellectual Property"), free and clear of all Liens except minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the Intellectual Property subject thereto and do not impair in any material respect the operations of either of Sellers. Notwithstanding the foregoing, the parties hereto understand that Sellers are licensees only of all off-the-shelf software used in the Business and that Sellers have no rights in and to, and Intellectual Property shall not include, software and documentation developed by Sellers on behalf of customers of Sellers.

     (b)  Sellers  have  no  registrations  and  applications  for  Intellectual
Property.

     (c) To the knowledge of Sellers and the Stockholder, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the Business does not conflict with or infringe in any way any proprietary right of any third party, and there is no claim, suit, action or proceeding pending or, to the knowledge of any Seller or the Stockholder, threatened against any Seller (x) alleging any such conflict or infringement with any third party's proprietary rights, or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property.

     Section 2.15 Compliance with Applicable Law. (a) Each of Sellers hold, and are in compliance with the terms of, all material permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the current and presently proposed conduct of the Business ("Permits"), (b) no fact exists or event has occurred, and no action or proceeding is pending or, to the knowledge of any Seller or the Stockholder, threatened, that has a reasonable possibility of resulting in a revocation, nonrenewal, termination, suspension or other material impairment of any material Permits, (c) the Business is not being conducted in violation, in any material respect, of any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity ("Applicable Laws"), where the violation would have a Material Adverse Effect, and (d)(i) no investigation or review by any Governmental Entity with respect to either Seller is pending or, to the knowledge of either Seller or the Stockholder, threatened, or has been undertaken within the past six years, and
(ii) no Governmental Entity has indicated an intention to conduct the same.

     Section 2.16 Employee Matters.

     (a) Employees.

     (i) Schedule 2.16(a)(i) contains a complete and accurate list of the names of all individuals (other than the Stockholder) who, as of the date hereof, were full-time, part-time or casual employees or sales or other agents or representatives of the Sellers as of the date of this Agreement (collectively, the "Employees") including employees who have been laid off on a temporary basis or who are on maternity, disability or other leave of absence, specifying the length of hire, the title or classification, the rate of salary or hourly pay, the commission or bonus entitlements (if any), any other benefits extended to, or circumstances unique to each such Employee and the details of any notice of resignation received from any such Employee.

     (ii) Schedule 2.16(a)(i) contains a complete and accurate list of each employee of Sellers who is a party to a written Contract (other than confidentiality agreements) between either Seller and such Employee (the "Employment Contracts"), all of which contracts are substantially in the form attached to Schedule 2.16(a)(i). Except for Vincent Michael Roti, there is no employment relationship or employment, consulting or engagement contract between Sellers and any of its officers or directors. No Seller has incurred any liability or made any agreement to make any payment for breach or termination of any Employment Contract and all persons who have been terminated by any Seller were terminated in accordance with applicable law.

     (iii) There are no complaints, claims or charges outstanding, or to the best of the knowledge of the Stockholder or the Sellers, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of any of the Sellers under or in respect of any Applicable Laws relating to labor, employment, occupational health and safety matters, human rights and pay equity.

     (iv) Each Seller is in compliance with and there are no outstanding legal proceedings under the Employment Standards Act (Ontario), the Occupational Health and Safety Act (Ontario), the Workplace Safety and Insurance Act (Ontario), or its predecessor, the Workers' Compensation Act (Ontario), the Pay Equity Act (Ontario), the Labour Relations Act (Ontario), the Pension Benefits

Act (Ontario) and the Human Rights Code (Ontario), and other Applicable Laws and, without limiting the generality of the foregoing: (A) there are no appeals pending before a Workers' Compensation Tribunal involving any Seller; (B) all levies, assessments and penalties made against any Seller pursuant to the Workplace Safety and Insurance Act (Ontario), or its predecessor, the Workers' Compensation Act (Ontario) or similar Applicable Laws have been paid; (C) each Seller has opted out of the Workplace Safety and Insurance Act (Ontario) and its predecessor, the Workers' Compensation Act; and (D) all payments required to be made in trust to the Director of Employment Standards in respect of termination and/or severance pay under the Employment Standards Act (Ontario) or similar Applicable Laws in respect of Employees have been made. The Sellers carry private insurance coverage for all risks of workplace injury or employee compensation claims.

     (b) Labor Matters.

     Neither Seller is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to employees of any Seller. There is no labor strike, dispute, slowdown, lockout, work stoppage, unresolved material labor union grievance or labor arbitration proceedings or unfair labor practice, successor rights or common employer proceedings pending or, to the knowledge of the Stockholder or the Sellers (or any of them), threatened against either Seller. To the knowledge of the Stockholder or the Sellers (or any of them), there are no current union organizing activities among employees of any Seller. Neither Seller has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of subsection 57(2) of the Employment Standards Act (Ontario) or of the Regulation made in connection therewith (R.R.O. 1990, Reg. 327, as amended) or any similar Applicable Laws.

     (c) Employee Plans.

     Neither Seller has any retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, educational assistance, dependent care assistance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, incentives or other benefit plan generally provided to employees of either Seller.

     (d) Employee Accruals.

     All accruals for unpaid vacation pay, premiums for unemployment insurance, employee health tax, accrued wages, Canada Pension Plan, salaries and commissions and Employee Plan payments have been reflected in the books and records of the Sellers in accordance with Canadian GAAP.

     Section 2.17 Environmental Laws and Regulations.

     (a) To the knowledge of Sellers and the Stockholder, each of Sellers and all properties currently and formerly owned, leased, or operated by Sellers (the "Properties"), are and have been, in all material respects, in compliance with, all applicable laws, rules, regulations, common law, decrees, orders, permits, and other binding legal requirements relating to health, safety or pollution or protection of the environment ("Environmental Laws") and there are no outstanding allegations or claims by an person or Governmental Entity concerning either of Sellers' compliance with Environmental Laws. Sellers are not required to hold any material permits, licenses, approvals, certifications registrations and other governmental authorizations required under the Environmental Laws for the operation of the Business.

     (b) To the knowledge of Sellers and the Stockholder, there are no friable asbestos- containing materials in or on any of the currently owned, leased or operated properties of either Seller. There are not and, to the knowledge of Sellers and the Stockholder, have not been any underground storage tanks, dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any of the Properties.

     (c) Neither Seller has received any communication from any person or governmental entity stating or alleging that any of them is or may be a potentially responsible party under any Environmental Law with respect to any actual or alleged environmental contamination or condition and none of Sellers or any Governmental Entity is conducting or has conducted (or, to the knowledge of either of Sellers or the Stockholder, is threatening to conduct) any environmental remediation or investigation at any of the Properties.

     Section 2.18 Affiliate Transactions. Except with respect to Excluded Assets, there are no agreements, obligations, contracts, commitments or understandings, whether written or oral, or other transactions between either of Sellers on the one hand, and any (i) current or former officer or director of either of Sellers, (ii) current or former record or beneficial owner of voting securities of Sellers or (iii) Affiliate or family member of any such officer, director or record or beneficial owner, on the other hand.

     Section 2.19 Accounts Receivable. All of the accounts and notes receivable of Sellers set forth on the books and records of Sellers (in each case net of the applicable reserves reflected on the books and records of Sellers and in the financial statements of Sellers) other than accounts receivable included in the Excluded Assets: (i) represent sales actually made in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, and (iii) are good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, or offset and have been or will be collected in the ordinary course of business and consistent with past experience.

     Section 2.20 Customers.

     (a) Schedule 2.20 hereto sets forth a list of Sellers' 50 largest customers in order for each of its last two fiscal years and for the period from the end of the last fiscal year through May 31, 1998 showing the approximate total sales in dollars (Canadian) by Sellers to each such customer during each such period.

     (b) Neither Seller is engaged in any disputes with customers except for minor bill adjustments and similar disputes in the ordinary course of business not exceeding $5,000 (CAN) with respect to any single bill adjustment or similar dispute and which individually or in the aggregate do not exceed $50,000 (CAN), and there has not been any adverse change, and there are no facts known to any Seller or the Stockholder which may reasonably be expected to indicate that any adverse change may occur, in the business relationship of either of Sellers with any customer named on Schedule 2.20 hereto. To the knowledge of Sellers and the Stockholders none of the customers named on Schedule 2.20 hereto is considering termination, non-renewal or any adverse modification of its arrangements with either Seller, and the transactions contemplated by this Agreement will not, to the knowledge of Sellers and the Stockholder, have any adverse effect on either Seller's relationship with any of such suppliers.

     Section 2.21 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon any Seller or the Stockholder which has or could reasonably be expected to have (after giving effect to the consummation of the transactions contemplated hereby) the effect of prohibiting or impairing the business practices of either Seller, the acquisition of property by either Seller, or the conduct of the Business as currently conducted or as proposed to be conducted by either Seller.

     Section 2.22 Brokers. Except for Updata Capital, Inc., whose fees and other compensation and expenses are to be paid by Sellers, no broker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Seller or the Stockholder.

     Section 2.23 Real and Personal Property. Neither Seller owns any real property other than the Excluded Assets. Schedule 2.23 contains a complete and correct list of all real property (including buildings and structures) leased by either Seller and all interests therein (including a brief description of the property, the lessor, the location and the improvements thereon). All such leased premises, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal requirements including those relating to the environment, health and safety, land use and zoning, and all work required to be done by either Seller as tenant has been duly performed. No condemnation or other proceeding is pending or threatened which would affect the use of any such property by Sellers. Schedule 2.23(a) contains a complete and correct list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property having a value of more than $2,500 and that is owned or leased by either Seller and all interests therein, other than Excluded Assets. Sellers' buildings and other structures, equipment and other assets (whether leased or owned) are in good operating condition and repair, subject to ordinary wear and tear.

     Section 2.24 Insurance. Schedule 2.24 contains a complete and correct copy of all policies of insurance of any kind or nature in effect with respect to Sellers, the Business or the Assets, indicating the type of coverage, name of insured, the insurer, the premium, the expiration date of each policy and the amount of coverage. Since January 1, 1995, neither Seller has been all applicable laws, rules, regulations,denied any insurance coverage which it has requested or made any material reduction in the scope or change in the nature of its insurance coverage.

     Section 2.25 Books and Records. The books and records of Sellers are complete and correct in all material respects and have been maintained in accordance with good business practices and Canadian GAAP. The minute books of Sellers, as previously made available to Parent, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the Stockholder and board of directors of Sellers.

     Section 2.26 Improper Payments. Neither Seller nor any officers or agents has made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to Sellers.

     Section  2.27  Contracts  and  Commitments.  (a) The  contracts  listed  on
Schedule 2.27 hereto are all of the legally binding Contracts to which either Seller is a party or as to which either of them or their respective properties may be bound or which otherwise relate to the Business (excluding any Contract that involves a commitment by either Seller of less than $2,500 (CAN) over the next 12 months and less than $5,000 (CAN) over the balance of the term of such Contract).

     (b) Neither Seller is in breach or default, nor is there any basis for any valid claim of breach or default by either Seller under any Contract. Except as set forth on Schedule 2.27 hereto, all Contracts are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not cause any Contract to cease to be valid and in full force and effect. Accurate and complete copies of all Contracts, including all amendments thereto, have been heretofore delivered to Parent.

     Section 2.28 Competition Act. The aggregate value of the Assets or gross revenues from sales in or from Canada generated from the Assets is less than $35,000,000.00(CAN), determined in accordance with the Notifiable Transaction Regulations promulgated under the Competition Act (Canada).

     Section 2.29 Disclosure. Neither Seller nor the Stockholder is aware of any matter that could reasonably be expected to have a material adverse effect on the Business or its prospects that has not been disclosed in writing to Parent.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent and Sub represent and warrant to Sellers and the Stockholder as follows:

     Section 3.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.

     Section 3.2 Capitalization. The authorized capital stock of Parent consists of 100,200,000 shares, 100,000,000 of which are Parent Common Stock and 200,000 of which are classified as Preferred Stock, par value $.10 per share. As of May 11, 1998, (i) 28,942,078 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were outstanding, and (iii) options to acquire 2,164,000 shares of Parent Common Stock (the "Parent Stock Options") are outstanding. The shares of Parent Common Stock , if any, issuable to Sellers in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of an unlimited number of common shares of Sub of which 100 shares, as of the date hereof, are issued and outstanding. All of such outstanding shares are owned by Parent, and are validly issued, fully paid and nonassessable.

     Section 3.3 Authority Relative to this Agreement. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sub and the consummation by Sub of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent has been duly authorized by Parent's Board of Directors. The consummation of the transactions contemplated hereby is subject to the approval of the Board of Directors of Parent. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms. Upon issuance, if any, of shares of Parent Common Stock, such shares shall not be subject to restriction on transfer other than those imposed by the Securities Act of 1933, as amended.

     Section 3.4 Consents and Approvals; No Violations. Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or of Sub, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the Investment Canada Act, or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any of their properties or assets.

     Section 3.5 Reports and Financial Statements. Parent has timely filed all reports required to be filed with the United States Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Parent SEC Reports"), and has previously made available to Sellers true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 3.6 Brokers. No broker, finder or financial advisor is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.


                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE CLOSING

     Section 4.1 Conduct of Business by Sellers Pending the Closing. Prior to the Closing, unless Parent shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

     (a) Each of Sellers shall conduct their respective businesses only in the ordinary and usual course consistent with past practice and in compliance with all Applicable Laws, and each of Sellers shall use their reasonable efforts to preserve intact the present business organization, keep available the services of their present officers and key employees, and preserve the goodwill of those having business relationships with them;

     (b) Neither Seller shall (i) amend its certificate and articles of incorporation or by-laws, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

     (c) Neither Seller shall (i) authorize for issuance, issue or sell, or pledge or otherwise encumber, or agree to issue or sell or pledge or otherwise encumber, any shares of, or Rights to acquire or convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise); (ii) modify the terms, or accelerate the vesting or exercisability of, any such Rights; (iii) merge or consolidate with another entity; (iv) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, or issue or sell any debt securities or warrants or other rights to acquire any debt securities; (v) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (vi) incur, assume or prepay any indebtedness or any other liabilities other than in the ordinary course of business and consistent with past practice; (vii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (viii) make any loans, advances or capital contributions to, or investments in, any other person; (ix) authorize or make capital expenditures in excess of the amounts currently budgeted therefor and made available to Parent; (x) permit any insurance policy naming either Seller as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; (xi) make any tax election not required by law or settle or compromise any federal, state or local income tax liability; (xii) settle or compromise any suit, action, proceeding or investigation pending or threatened against or affecting either Seller; (xiii) grant any stock-related or performance awards; (xiv) enter into any new employment, severance, consulting or salary continuation agreements with any officers, directors or employees; (xv) forgive any loans to employees, officers or directors; (xvi) consummate any transaction with any Affiliate, associate or relative of either Seller or the Stockholder, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing; (xvii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (xviii) take any action to accelerate the collection of, or discount, any accounts receivable; or (xix) delay the payment of any account payable;

     (d) Neither Seller shall (i) adopt, enter into, terminate or amend (except as may be required by Applicable Law) any employee benefit or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee or change any actuarial or other assumption used to calculate funding obligations with respect to any such plans or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus or severance to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice), or pay any benefit or amount not required by any employee plan, agreement, contract arrangement or other similar plan, or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other similar plan;

     (e) Neither Seller shall take any action with respect to, or make any change in, its accounting or tax policies or procedures, except as required by law or to comply with Canadian GAAP; and

     (f) Neither Seller shall authorize, or commit or agree to take, any of the foregoing actions.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     Section 5.1 Access and Information. Each of Sellers and Parent shall (and shall cause its officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its books and records (other than privileged documents) and its properties, plants and personnel, provided that no investigation pursuant to this Section
5.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. Unless otherwise required by law, each party agrees that it (and its representatives) shall hold in confidence all non-public information so acquired.

     Section 5.2 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, Sellers, Parent and Sub shall make all filings and submissions under [the Bulk Sales Act and the Ontario Business Corporations Act] as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Sellers will furnish to Parent and Sub, and Parent and Sub will furnish to Sellers, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions.

     Section 5.3 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the party incurring such expenses; provided, however, that Sub or Parent shall be solely responsible for any expenses payable to Parent's counsel and Parent's registrar and transfer agent in connection with the sale or transfer by Sellers of shares of Parent Common Stock, if any, issued to Sellers as part of the Consideration.

     Section 5.4 Public Announcements. Each of the parties hereof agree that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the terms hereof or the transactions contemplated hereby (or thereby) without the prior consent of each other party hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law and (ii) the party making such disclosure has first used its reasonable best efforts to consult with (but not obtain the consent of) each other party hereto about the form and substance of such disclosure.

     Section 5.5 Supplemental Disclosure. Sellers shall give prompt notice to Parent, and Parent shall give prompt notice to Sellers, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Sellers or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VI of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

     Section 5.6 Sales Tax. Sellers shall pay any federal, provincial or local sales, transfer or usage taxes payable by reason of the transactions contemplated by this Agreement. The Sellers and Sub agree to elect that no tax be payable pursuant to the GST legislation in the Excise Tax Act (Canada) with respect to the sale under this Agreement. Sub will file an election pursuant to the GST legislation, made jointly by the Sellers and Sub, in compliance with the GST legislation.

     Section 5.7 Ontario Employer Health Tax. The Sellers acknowledge and agree that, notwithstanding completion of the transaction contemplated by this Agreement, the Sellers shall continue to have sole responsibility and liability for the payment of tax pursuant to the Employer Health Tax Act (Ontario) or any similar legislation in respect of all remuneration paid to employees of the Sellers in the Business in respect of services provided during the period up to the Closing Date, (the "pre-closing remuneration") whether or not the same is paid by the Sellers or Sub and whether before or after the Closing Date. At the request of the Sellers, Sub shall provide the Sellers with particulars of any payments made by Sub to employees of the Sellers in the Business in respect of pre-closing remuneration.

     Section 5.8 Allocation of Consideration. Sub and Sellers, in filing their respective tax returns, shall use the allocation of the payments provided in
Section 1.5 hereof set out in Schedule 5.8.

     Section 5.9 Accounts Receivable. As soon as practicable after December 31, 1998, Sub shall advise Sellers in writing of the aggregate amount of Sellers' accounts receivable as of the Closing Date (net of the applicable reserves reflected on the Closing Statement) that had not been collected as of December 31, 1998 (the "Uncollected AR's"). Sellers and the Stockholder, jointly and severally, shall thereafter promptly pay to Sub an amount equal to the Uncollected AR's. Such payment, if any, shall be made in U.S. dollars (using as a currency exchange rate the rate published by the Wall Street Journal as of the Closing Date) by wire transfer to such account as Sub shall designate. Nothing herein contained shall obligate Sub to take any action, other than routine collection efforts, not including litigation, to collect any such account receivable. Upon payment by Sellers for the Uncollected AR's, Sub shall assign the Uncollected AR's to Sellers.

     Section 5.10 Books and Records. Following the Closing, Sellers shall have such access to the books and records of Sellers that are included in the Assets as Sellers may from time to time reasonably request in connection with the preparation of tax returns, any audit of any tax return, or any other proper purpose. Following the Closing, Sub shall have such access to the books of account of Sellers that are included in the Excluded Assets as Sub may from time to time reasonably request.

     Section 5.11 Offers of Employment. On or before the Closing, Sub shall make an offer of employment to each of the persons named on Schedule 2.16(a)(i) such employment to commence immediately following the Closing. Such offer shall be made for such compensation and on such other terms as are no less favorable to the employees than those reflected on Schedule 2.16(a)(i) hereto. Sellers will cooperate with Sub with respect to such offer. The employees who accept such offer are referred to in this Agreement as the "Accepting Employees" and the employees who decline to accept such offer or who accept such offer and thereafter voluntarily terminate their employment with Sub within 15 days after the Closing are referred to in this Agreement as the "Non- Accepting Employees".


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



     Section 5.12 Sellers' Parent Common Stock. In connection with the sale by Sellers pursuant to Rule 144 promulgated under the Securities Act of shares of Parent Common Stock, if any, issued to Sellers as part of the Consideration, Parent shall use reasonable efforts to facilitate such sale.

     Section 5.13 Bulk Sales Act. Sellers and Sub hereby waive compliance with the provisions of the Bulk Sales Act.


     Section 5.14 Further Assurances. Sellers and Sub each shall execute and deliver such instruments and documents following the Closing as the other may from time to time reasonably request in order to give effect to the transactions contemplated hereby.


                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

     Section  6.1   Conditions  to  Each  Party's   Obligations   to  Consummate
Transactions. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) Governmental Approval. Any governmental waiting period applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated, and no action shall have been instituted by any Governmental Entity challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated; and

     (b) No Order. No Governmental Entity (including a federal or provincial court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the transactions contemplated hereby; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     Section 6.2 Conditions to Obligations of Parent and Sub to Consummate Transactions. The obligations of Parent and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following additional conditions, unless waived in writing by
Parent:

     (a) Representations and Warranties. The representations and warranties of Sellers and the Stockholder set forth in this Agreement shall be true and correct, as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made at and as of the Closing Date, and Sub shall have received a certificate signed by the Stockholder and, on behalf of each Seller, by the chief executive officer or the chief financial officer of such Seller to such effect.

     (b) Performance of Obligations of Sellers and the Stockholder. Each of the Sellers and the Stockholder shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing, and Sub shall have received a certificate signed by the Stockholder and, on behalf of each Seller, by the chief executive officer or the chief financial officer of such Seller to such effect.

     (c) Agreements. The Stockholder shall have entered into the Employment Agreement (the "Employment Agreement") and Stockholder Non-Competition and Confidentiality Agreement, in the form of Exhibits 6.2(c)(i) and 6.2(c)(ii) hereto, respectively, and Sellers shall have entered into the Escrow Agreement.

     (d) Due Diligence. Parent shall have completed its due diligence review of Sellers and determined that the results of such review are satisfactory to Parent.

     (e) Counsel Opinion. Sub shall have received from counsel for Sellers and the Stockholder, Jones, Rogers, an opinion in form and substance satisfactory to Sub.

     (f) Absence of Material Adverse Change. There shall have been no material adverse change in the Business or the Assets.

     (g) Board of Directors Approval. The Board of Directors of Parent shall have approved the transactions contemplated hereby.

     (h)  Sales  Tax.  The  Sellers   shall  have   delivered  to  Sub  evidence
satisfactory to Sub that all taxes required to be paid by the Sellers in respect of the Business under the Retail Sales Tax Act (Ontario) have been paid.

     (i) Change of Names. Sellers shall have delivered to Sub articles of amendment, in form and substance satisfactory to Sub pursuant to which each Seller shall change its corporate name to a name which does not include any name referred to in Section 1.1(e) hereof or any derivative of any such name.

     (j) Consent of Landlord. Sellers shall have obtained the consent of Sellers' landlord to the assignment to Sub of the real property leases listed on
Schedule 2.23 hereto.

     (k) Release of Lien. Sellers shall have obtained the undertaking of Toronto- Dominion Bank to release its lien in respect of the Assets.

     (l) Other Documents. Sellers shall have delivered to Sub such other documents as Sub shall have reasonably requested to give effect to the transactions contemplated by this Agreement.

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



     Section 6.3 Conditions to Obligation of Sellers to Consummate Transactions. The obligation of Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following additional conditions:

     (a) Representations and Warranties. (i) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and Sellers shall have received a certificate signed on behalf of Parent and Sub by the chief executive officer or the chief financial officer of Parent and Sub to such effect.

     (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sellers shall have received a certificate signed on behalf of Parent and Sub by the chief executive officer or the chief financial officer of Parent and Sub to such effect.

     (c) Counsel Opinion. Sellers' shall have received from counsel for Parent and Sub, Proskauer and Tory, opinions in form and substance satisfactory to Sellers.

     (d) Escrow Agreement. Parent and Sub shall have entered into the Escrow Agreement and the Employment Agreement.

     (e) Other Documents. Sub shall have delivered to Sellers such other documents as Sellers shall have reasonably requested to give effect to the transactions contemplated by this Agreement.


                                   ARTICLE VII
                                   TERMINATION

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual consent of Parent and Sellers;

     (b) by either Parent or Sellers, if the transactions contemplated hereby shall not have been consummated before August 1, 1998 (unless, in the case of any such termination pursuant to this Section 7.1(b), the failure to so consummate the transactions contemplated hereby by such date shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

     (c) by Parent, if (i) there has been a breach in any material respect of any representations or warranties of Sellers, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Sellers, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by

Parent to Sellers, (iii) Parent shall have determined that the results of its due diligence review of Sellers are not satisfactory to Parent, (iv) there shall have been a material adverse change in the Business or the Assets, or (v) the Board of Directors of Parent shall have declined to approve the transactions contemplated hereby;

     (d) by Sellers, if (i) there has been a breach in any material respect of any representations or warranties of Parent or (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by Sellers to Parent;

     Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, the transactions contemplated hereby shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach of this Agreement.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.1 Survival of Representations and Warranties. All representations and warranties contained in Article III of this Agreement and all covenants and obligations of Sellers and the Stockholder contained in this Agreement shall survive the Closing. No investigation by Parent, heretofore or hereafter made, shall affect the survival of any representation, warranty, covenant or obligation in this Agreement.

     Section 8.2 Indemnification by the Stockholder. From and after the Closing, Sellers and the Stockholder, jointly and severally, shall indemnify and save Parent, Sub and their respective Affiliates, directors, officers, employees, agents and representatives and all of their successors and assigns (collectively "Parent Claimants" and individually "Parent Claimant") harmless from and defend each of them from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) (collectively, "Losses") asserted against, imposed upon or incurred by the Parent Claimants resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of the Stockholder or Sellers contained in this Agreement; or (b) any breach of any covenant or obligation of the Stockholder or Sellers contained in this Agreement. Without limiting the generality of the foregoing, Sellers and the Stockholder shall pay any Parent Claimant asserting any claim for indemnification hereunder, an amount sufficient to put the Parent Claimant in the same position it would have been in had such representation or warranty been accurate or had such covenant or obligation not been breached, as the case may be.

     Section 8.3 Indemnification Procedures.

     (a) The rights and obligations of each Parent Claimant asserting a claim for indemnification hereunder shall be governed by the following rules:

          (i) The Parent Claimant shall give prompt written notice to Sellers, the Stockholder and the Escrow Agent of any state of facts which the Parent Claimant determines will give rise to a claim by it against Sellers and the Stockholder based on the indemnity agreements contained herein, stating, with particularity, the nature and basis of said claims and the amount thereof, to the extent known. No failure to give such notice shall affect the indemnification obligations of Sellers and the Stockholder hereunder, except to the extent such failure materially prejudices Sellers' and the Stockholder's ability successfully to defend the matter giving rise to the indemnification claim.

          (ii) In the event any action, suit or proceeding is brought against the Parent Claimant, with respect to which Sellers and the Stockholder may have liability under the indemnity agreements contained herein, then upon the written acknowledgment by Sellers and the Stockholder within thirty days of the bringing of such action, suit or proceeding that they are undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that the claim is one with respect to which Sellers and the Stockholder are obligated to indemnify and that they will be able to pay the full amount of potential liability in connection with any such claim, the action, suit or proceeding (including all proceedings on appeal or for review which counsel for the Parent Claimant shall deem appropriate) may be defended by Sellers and the Stockholder. However, in the event Sellers and the Stockholder shall not offer reasonable assurances as to their financial capacity to satisfy any final judgment or settlement, the Parent Claimant may assume the defense and dispose of the claim, after 10 days' prior written notice to the Stockholder. The Parent Claimant shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Parent Claimant's own expense unless (a) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized by Sellers and the Stockholder in connection with the defense of such action, suit or proceeding or (b) the Parent Claimant shall have reasonably concluded and specifically notified Sellers and the Stockholder that there may be specific defenses available to it which are different from or additional to those available to Sellers and the Stockholder, or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreement contained herein.

          (iii) In addition, in any event specified in clause (b) of the third sentence of Section 8.3(a)(ii) hereof, Sellers and the Stockholder, to the extent made necessary by such different or additional defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Parent Claimant. If Sellers and the Stockholder and Parent Claimant cannot agree on a mechanism to separate the defense of matters extending beyond the scope of indemnification, such matters shall be defended on the basis of joint consultation.

          (iv) The Parent Claimant shall be kept fully informed by Sellers and the Stockholder of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. Sellers and the Stockholder shall, at Sellers' and the Stockholder's expense, make available to the Parent Claimant and its attorneys and accountants all books and records of Sellers and the Stockholder relating to such proceedings or litigation, and the

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     parties  hereto agree to render to each other such  assistance  as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (b) Sellers and the Stockholder shall make no settlement of any claims which Sellers and the Stockholder have undertaken to defend, without Parent Claimant's consent, unless Sellers and the Stockholder fully indemnify the Parent Claimant for all losses, there is no finding or admission of violation of law by, or effect on any other claims that may be made against, the Parent Claimant and the relief granted in connection therewith requires no action on the part of and has no effect on the Parent Claimant.

     Section 8.4 Escrow Account. The cash held by the Escrow Agent shall be available to satisfy the indemnification claims of Parent Claimants pursuant to this Article VIII, and Parent and Sellers shall, from time to time, direct the Escrow Agent to deliver to each Parent Claimant the cash in an amount equal to the Losses as to which such Parent Claimant is entitled to be indemnified pursuant to this Article VIII. On the first anniversary of the Closing Date, Parent and Sellers shall direct the Escrow Agent to deliver all of the cash then held by it to Sellers, except for any amount as to which any Parent Claimant, pursuant to this Article VIII, has asserted a claim which is then pending. After such anniversary of the Closing Date, upon the satisfaction in full of any and all claims by Parent Claimants under this Article VIII, Parent and Sellers shall direct the Escrow Agent to deliver all of the cash then held by it to Sellers.

     Section 8.5 Set-Off. Sub, Parent and any Parent Claimant shall be entitled to set-off, against any amount otherwise due and payable to Sellers pursuant to
Section 1.5 hereof, any amount due from Sellers pursuant to this Agreement, including Article VIII, Section 1.6 and Section 5.9 hereof.

     Section 8.6 Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, (i) no Parent Claimant shall be entitled to indemnification under this Article VIII for breach of any representation or warranty of the Stockholder or the Sellers unless and until the aggregate amount claimed by all Parent Claimants pursuant to this Article VIII exceeds U.S. $100,000; (ii) no Parent Claimant shall be entitled to indemnification under this Article VIII for breach of any representation or warranty of the Stockholder or the Sellers unless the claim therefor has been asserted (A) within three years after the Closing Date, if such claim is based upon an alleged breach of the representations or warranties contained in Sections 2.1, 2.3, 2.4, 2.6, 2.9, 2.12, 2.15(c) and (d), or 2.21 hereof, or (B) within one year after the Closing Date, if such claim is based upon an alleged breach of any other representation or warranty contained herein; and (iii) the sole remedy of any Parent Claimant with respect to any breach of any representation and warranty of the Stockholder or the Sellers referred to in the preceding clause
(B) shall be a claim against the amounts held by the Escrow Agent.



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                                   ARTICLE IX
                              RESTRICTIVE COVENANTS

     Section 9.1 Non-Competition. Neither Seller shall, for a period of five years after the Effective Date, directly or indirectly, engage, anywhere in the United States and Canada, in the business currently conducted by Sellers, including providing contract staffing and permanent placement services for information technology personnel.

     Section 9.2 Non-Solicitation of Employees. Neither Seller shall directly or indirectly, for itself or on behalf of any other individual or entity, solicit or, without the prior consent of Parent (such consent not to be unreasonably withheld), hire any person known by it to be, or which reasonably should have been known by it to be, an employee of Parent or any of its Subsidiaries, or induce or attempt to induce any such employee to leave his or her employment with Parent or any of its Subsidiaries, at any time within five years from the Closing Date.

     Section 9.3 Non-Solicitation or Interference with Customers and Suppliers. Neither Seller shall, directly or indirectly, for himself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of Parent's, Sellers' or any of their respective Subsidiaries customers or suppliers or the business or patronage of any such customers or suppliers or in any way interfere with, disrupt or attempt to disrupt any then existing relationships between Parent or any of its Subsidiaries, and any of their respective customers or suppliers or other individuals or entities with whom any of them deals or contact or enter into any business transaction with any such customers or suppliers or other individuals or entities for any purpose at any time within five years from the Closing Date.

     Section 9.4 Acknowledgments. Sellers acknowledge that, in view of the nature of Sellers' business and the business objectives of Parent in acquiring the Assets and the Business, and the consideration paid therefor, the restrictions contained in this Article IX are reasonably necessary to protect the legitimate business interests of Parent and that any violation of such restrictions will result in irreparable injury to Parent and the business Parent has acquired hereunder for which damages will not be an adequate remedy. Sellers therefore acknowledge that if any such restrictions are violated, Parent shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.


                                    ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 Amendment and Modification. At any time prior to the Closing, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Sub, Sellers and the Stockholder with respect to any of the terms contained herein.

     Section 10.2 Waiver. At any time prior to the Closing, Parent and Sub, on the one hand, and Sellers and the Stockholder, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

     Section 10.3 Investigations. The respective representations and warranties of Parent, Sellers and the Stockholder contained herein or in any certificates or other documents delivered prior to or as of the Closing Date shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

(a)   If to Parent or Sub, to:

             Computer Horizons Corp.
             49 Old Bloomfield Avenue
             Mountain Lakes, NJ  07046-1495
             Fax: 973.299.6293

             Attention:  Mr. John J. Cassese, Chairman, CEO and President

with copies to:

             Computer Horizons Corp.
             49 Old Bloomfield Avenue
             Mountain Lakes, NJ  07046-1495
             Fax:973.402.8659

             Attention:  Dennis DiVenuta, Esq., General Counsel

and:

             Proskauer Rose LLP
             1585 Broadway
             New York, New York 10036
             Fax:  (212) 969-2900
             Attention:  Robert A. Cantone, Esq.

(b) if to Sellers or the Stockholder, to:

             Vincent Michael Roti
             Unit 1501
             2287 Lakeshore Boulevard West
             Toronto, Ontario, Canada
             MBV 3Y1
             Fax:  (905)602-7613

with a copy to:

             Jones, Rogers
             Suite 1600, 155 University Avenue
             Toronto, Ontario, Canada M5H3B6
             Fax:  (416)361-6303

             Attention:  Richard B. Jones, Esq.

     Section 10.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

     Section 10.6 Entire Agreement; Assignment. This Agreement (including the Schedules and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

     Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

     Section 10.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

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



     Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 10.10 Merger. The terms and provisions of this Agreement shall not merge upon the consummation of the transactions contemplated herein, but shall continue in full force and effect.

     IN WITNESS WHEREOF, each of Parent, Sub and Sellers has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, and each of the Stockholder have executed this Agreement, all as of the date first above written.



                                  COMPUTER HORIZONS CORP.


                                  By:______________________________
                                     Name:
                                     Title:


                                  COMPUTER HORIZONS (CANADA) CORP.


                                  By:______________________________
                                      Name:
                                      Title:


                                  ISG CONTRACTS INC.


                                  By:______________________________
                                      Name:
                                      Title:


                                  ISG CAREERS INC.


                                  By:______________________________
                                     Name:
                                     Title:

                                   The Stockholder:


                                   _________________________________
                                   Name:  Vincent Michael Roti

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    SALE AND PURCHASE ................................................1
         Section 1.1  Assets to be Purchased...................................1
         Section 1.2  Excluded Assets..........................................3
         Section 1.3  Assumed Liabilities......................................3
         Section 1.4  Excluded Liabilities.....................................3
         Section 1.5  Consideration............................................4
         Section 1.6  Post Closing Adjustment..................................5
         Section 1.7  Escrow Deposit...........................................6
         Section 1.8  Closing..................................................6

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF SELLERS
                  AND THE STOCKHOLDER..........................................8
         Section 2.1  Organization.............................................8
         Section 2.2  Capitalization...........................................8
         Section 2.3  No Sellers' Subsidiaries; No Affiliates..................8
         Section 2.4  Authority Relative to this Agreement.....................8
         Section 2.5  Certificate of Incorporation and By-laws.................9
         Section 2.6  Consents and Approvals; No Violations....................9
         Section 2.7  Financial Statements.....................................9
         Section 2.8  Absence of Certain Changes or Events; Contracts.........10
         Section 2.9  Litigation..............................................10
         Section 2.10  Absence of Undisclosed Liabilities.....................10
         Section 2.11  No Default.............................................10
         Section 2.12  Taxes..................................................10
         Section 2.13  Assets.................................................11
         Section 2.14  Intellectual Property..................................11
         Section 2.15  Compliance with Applicable Law.........................12
         Section 2.16  Employee Matters.......................................12
         Section 2.17  Environmental Laws and Regulations.....................15
         Section 2.18  Affiliate Transactions.................................16
         Section 2.19  Accounts Receivable....................................16
         Section 2.20  Customers..............................................16
         Section 2.21  Restrictions on Business Activities....................16
         Section 2.22  Brokers................................................17
         Section 2.23  Real and Personal Property.............................17
         Section 2.24  Insurance..............................................17
         Section 2.25  Books and Records......................................17
         Section 2.26  Improper Payments......................................17
         Section 2.27  Contracts and Commitments..............................17
         Section 2.28  Competition Act........................................18
         Section 2.29  Disclosure.............................................18

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT....................18
         Section 3.1  Organization............................................18
         Section 3.2  Capitalization..........................................18
         Section 3.3  Authority Relative to this Agreement....................18
         Section 3.4  Consents and Approvals; No Violations...................19
         Section 3.5  Reports and Financial Statements........................19
         Section 3.6  Brokers.................................................19

ARTICLE IV        CONDUCT OF BUSINESS PENDING THE CLOSING.....................19
         Section 4.1  Conduct of Business by Sellers Pending the Closing......19

ARTICLE V         ADDITIONAL AGREEMENTS.......................................21
         Section 5.1  Access and Information..................................21
         Section 5.2  Reasonable Best Efforts.................................21
         Section 5.3  Expenses................................................21
         Section 5.4  Public Announcements....................................21
         Section 5.5  Supplemental Disclosure.................................22
         Section 5.6  Sales Tax...............................................22
         Section 5.7  Ontario Employer Health Tax.............................22
         Section 5.8  Allocation of Considerati...............................22
         Section 5.9  Accounts Receivable.....................................22

ARTICLE VI        CONDITIONS TO CONSUMMAT ....................................23
         Section 6.1  Conditions to Each Party's Obligations to Consummate
                      Transactions............................................23
         Section 6.2  Conditions to Obligations of Parent and Sub to
                      Consummate Transactions.................................23
         Section 6.3  Conditions to Obligation of Sellers to Consummate
                      Transactions............................................24

ARTICLE VII    TERMINATION....................................................25
         Section 7.1  Termination.............................................25
         Section 7.2  Effect of Termination...................................25

ARTICLE VIII  INDEMNIFICATION.................................................26
         Section 8.1  Survival of Representations and Warranties..............26
         Section 8.2  Indemnification by the Stockholder......................26
         Section 8.3  Indemnification Procedures..............................26
         Section 8.4  Escrow Account..........................................27
         Section 8.5  Set-Off.................................................28
         Section 8.6 Limitation on Indemnification............................28
ARTICLE IX     RESTRICTIVE COVENANTS..........................................28
         Section 9.1  Non-Competition.........................................28
         Section 9.2  Non-Solicitation of Employees...........................28
         Section 9.3  Non-Solicitation or Interference with Customers and Suppliers...........................................28

         Section 9.4  Acknowledgments.........................................29

ARTICLE X    GENERAL PROVISIONS...............................................29
         Section 10.1  Amendment and Modification.............................29
         Section 10.2  Waiver.................................................29
         Section 10.3  Investigations.........................................29
         Section 10.4  Notices................................................29
         Section 10.5  Descriptive Headings; Interpretation...................31
         Section 10.6  Entire Agreement; Assignment...........................31
         Section 10.7  Governing Law..........................................31
         Section 10.8  Severability...........................................31
         Section 10.9  Counterparts...........................................31


EXHIBITS   2.2(b)      Form of Escrow Agreement


SCHEDULES

         A           -     List of Stockholder Parties to Agreement
         3.1         -     Sellers Foreign Qualifications
         3.2(a)(i)   -     Record and Beneficial Holders
         3.2(a)(ii)  -     Former Record and Beneficial Holders
         3.2(b)      -     Rights, Subscription, Warrants, Calls, Options, Etc.
         3.3(a)      -     Subsidiaries
         3.3(b)      -     Sellers Affiliates
         3.3(c)      -     Subsidiaries' Foreign Qualifications
         3.7         -     Financial Statements
         3.8         -     Absence of Certain Changes or Events
         3.12        -     Taxes
         3.13        -     Liens
         3.16        -     Employee Benefit Plans
         3.19        -     Affiliate Transactions
         3.21        -     Customers
         3.24        -     Brokers
         3.26(a)     -     Real Property
         3.26(b)     -     Personal Property
         3.27        -     Insurance
         3.30        -     Officers and Directors; Bank Accounts
         3.31        -     Contracts

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